AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997

                                                     REGISTRATION NO. 333-38843
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                              G & L REALTY CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MARYLAND                               95-449388
    (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                     NUMBER)

                             439 N. BEDFORD DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                (310) 273-9930
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                              DANIEL M. GOTTLIEB
                              G & L REALTY CORP.
                             439 N. BEDFORD DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                (310) 273-9930
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

                                  COPIES TO:
         DHIYA EL-SADEN, ESQ.                 MICHAEL J. CONNELL, ESQ.
      GIBSON, DUNN & CRUTCHER LLP              MORRISON & FOERSTER LLP
        333 SOUTH GRAND AVENUE                  555 WEST FIFTH STREET
  LOS ANGELES, CALIFORNIA 90071-3197     LOS ANGELES, CALIFORNIA 90013-1024
            (213) 229-7000                         (213) 892-5200

                               ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                  STATEMENT.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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


  THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-11 (THE "REGISTRATION STATEMENT") OF G & L REALTY CORP., A MARYLAND CORPORATION (THE "COMPANY"), IS BEING FILED SOLELY FOR THE PURPOSE OF FILING THE SEVERAL EXHIBITS ATTACHED HERETO.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following expenses will be paid by the Company.

     SEC Registration Fee............................................ $  9,091
     NYSE Listing Application Fee....................................   20,500*
     NASD Fee........................................................    3,500*
     Legal fees and expenses.........................................  200,000*
     Accounting fees and expenses....................................   65,000*
     Transfer agent fees.............................................    5,000*
     Blue sky fees and expenses......................................    1,000*
     Printing expenses...............................................  100,000*
     Miscellaneous...................................................   45,909*
                                                                      --------
       Total......................................................... $450,000*
                                                                      ========

--------
* Estimated

ITEM 31. SALES TO SPECIAL PARTIES

  Not applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

  Prior to April, 1996, Messrs. Milner, Gottlieb and Lebowitz were beneficial owners of 445 LLC, having equity interests of 59.0%, 24.6% and 16.4%, respectively. 445 LLC's primary asset was an office building located at 445 N. Bedford Drive, in Beverly Hills, California. On April 26, 1996, the Company acquired Mr. Milner's interest in 445 LLC for $808,000. On June 14, 1996, 445 LLC completed a tax-deferred exchange transaction whereby it sold the office building and acquired, along with the Operating Partnership as tenants-in-common, the Tustin Properties. Subsequently, 445 LLC redeemed the Company's interest in 445 LLC in exchange for a portion of 445 LLC's interest in the Tustin Properties. On June 28, 1996, 445 LLC contributed its remaining interest in the Tustin Properties to the Operating Partnership in exchange for 39,215 newly issued Units in the Operating Partnership. The new Units were valued at a price of $14.00 per Unit, which reflected a premium of $1.00 over the closing price of a share of the Company's common stock on the date the Company's Board of Directors approved the exchange. The contributed interest in the Tustin Properties was valued according to the price paid by the purchaser of the office building at 445 N. Bedford in connection with the exchange transaction involving the Tustin Properties. The Company believes that the sale of Units to Messrs. Gottlieb and Lebowitz was exempt from registration under the Securities Act pursuant to Section 4(2) and therefore did not file a registration statement for the registration of these Units under the Securities Act.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by Maryland law. The Articles of Incorporation also permit the Company to indemnify employees, agents and other persons acting on behalf of or at the request of the Company. The Maryland GCL permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

  The Maryland GCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) it is proved that the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Articles of Incorporation contain a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

  The Agreement of Limited Partnership of the Operating Partnership also provides for indemnification of the Company, or any director or officer of the Company, in its capacity as general partner of the Operating Partnership, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Operating Partnership as set forth in the Operating Partnership Agreement.

  The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by the Maryland GCL, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and cover officers and directors under the Company's directors and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and the Bylaws, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights it provides.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

  Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements

  See the information set forth on pages F-1 through F-67 in Part I of this Registration Statement. All such information and financial statements are included in the Prospectus.

  (b) The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
  1       Form of Underwriting Agreement

  3.1(1)  Articles of Amendment and Restatement of the Charter of G&L Realty
          Corp.

  3.2(3)  Amended and Restated Bylaws of G&L Realty Corp.

  4.1(11) Form of Articles Supplementary relating to the Series A Preferred
          Stock

  4.2(11) Form of certificate of Series A Preferred Stock

  4.3     Form of Articles Supplementary relating to the Series B Preferred
          Stock

  4.4     Form of certificate of Series B Preferred Stock

  5.1     Opinion of Piper & Marbury L.L.P. as to the legality of the Offering.

  8.1 Opinion of Gibson, Dunn & Crutcher LLP as to Federal income tax consequences of the Offering.

 10.1(2)  Executive Employment Agreement between G&L Realty Corp. and Daniel M.
          Gottlieb

 10.2(2)  Executive Employment Agreement between G&L Realty Corp. and Steven D.
          Lebowitz

 10.3(2)  Agreement of Limited Partnership of G&L Realty Partnership, L.P.

 10.4(1)  1993 Stock Incentive Plan

 10.5(1) Form of Indemnity Agreement between G&L Realty Corp. and directors and certain officers.

 10.6(1)  Option Agreement for Purchase and Sale of 4955 Van Nuys Boulevard
          ("Sherman Oaks Medical Plaza") by and between G&L Development and
          Arthur Gilbert, as Trustee of the Arthur Gilbert and Rosalinde
          Gilbert 1982 Trust, dated as of October 29, 1993

 10.7(2)  Option Notice with respect to Sherman Oaks Medical Plaza

 10.8(1)  Agreement for Purchase and Sale of Limited Partnership Interests (435
          North Roxbury Drive, Ltd.) between the Selling Partner (as defined therein) and G&L Development, dated as of October 29, 1993

 10.9(1) Agreement for Transfer of Partnership Interests and Other Assets by and between G&L Realty Corp. and Reese Milner, Helen Milner and
          Milner Development Corp., dated as of October 29, 1993

 10.10(1) Nomura Commitment Letter with respect to the Acquisition Facility

 10.11(3) Amended and Restated Mortgage Loan Agreement dated as of January 11,
          1995 among G&L Financing Partnership, L.P., Nomura Asset Capital
          Corporation and Bankers Trust Company of New York

 10.12(1) Office Building Lease I between 405 North Bedford Drive, Ltd. and
          Saint John's Hospital and Health Center dated October 12, 1987

 10.13(1) Office Building Lease II between 405 North Bedford Drive, Ltd. and
          Saint John's Hospital and Health Center dated as of October 12, 1987

 10.14(1) Office Building Lease III between 405 North Bedford Drive, Ltd. and
          Saint John's Hospital and Health Center dated as of December 1, 1987

 10.15(1) Investment Banking and Financial Advisory Agreement between G&L
          Development and Gruntal & Co., Incorporated

 10.16(1) Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D. Lebowitz and Milner Investment
          Corporation

 10.17(2) Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner II

 10.18(2) Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner II

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
 10.19(2) Security Agreement dated as of December 16, 1993 by and between
          Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner II, Helen
          Milner, and John Milner, as Trustees of the Milner Trust

 10.20(2) Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner II

 10.21(4) Amended and Restated Mortgage Loan Agreement by and between G&L
          Realty Financing Partnership II, L.P., as Borrower, and Nomura Asset
          Capital Corporation, as Lender, dated as of October 31, 1995

 10.22(4) Revolving Loan Agreement by and between G&L Realty Partnership, L.P.
          and Tokai Bank of California dated as of August 11, 1995

 10.23(4) Property Management Agreement between G&L Realty Financing
          Partnership II, L.P., as owner, and G&L Realty Partnership, L.P., as agent, made August 10, 1995

 10.24(5) Commitment Letter between G&L Realty Partnership, L. P. and Nomura
          Asset Capital Corporation, dated as of September 29, 1995

 10.25(5) Loan and Security Agreement between G&L Realty Partnership, L. P. and
          GMAC Commercial Mortgage Corporation, dated as of December 5, 1995

 10.26(5) Note in the amount of $14,000,000 executed by G&L Realty Partnership,
          L. P. in favor of GMAC Commercial Mortgage Corporation, dated as of December 5, 1995

 10.27(5) Notification and Consent Agreement among G&L Realty Partnership,
          L.P., GMAC Commercial Mortgage Corporation, and Nomura International
          Trust Company, dated as of December 5, 1995

 10.28(5) Assignment of Bond executed by G&L Realty Partnership, L. P., in favor of GMAC Commercial Mortgage Corporation

 10.27(6) Agreement of Purchase and Sale of Membership Interest dated April 26,
          1996, between Milner Investment Corporation and G&L Realty
          Partnership, L.P.

 10.28(7) Agreement for Deed in Lieu of Foreclosure by and among G&L Realty
          Partnership, L.P., a Delaware Limited Partnership, and Loan Asset
          Structured Trust I, a Delaware trust, dated as of May 24, 1996

 10.29(7) Property Management Agreement by and between Loan Asset Structured
          Trust I, a Delaware trust, and G&L Realty Partnership, L.P., a
          Delaware Limited Partnership, dated as of May 24, 1996

 10.30(8) Mortgage Loan Agreement dated as of May 24, 1996 by and between G&L
          Medical Partnership, L.P. as Borrower and Nomura Asset Capital
          Corporation as Lender

 10.31(8) Agreement of Purchase and Sale of Membership Interest dated April 26,
          1996 by and between Milner Investment Corporation as Seller and G&L
          Realty Partnership, L.P. as Buyer

 10.32(8) Letter of Agreement regarding purchase of Tustin Hospital to 445
          North Bedford Drive, LLC from G&L Realty Partnership, L.P., dated
          June 12, 1996

 10.33(8) Redemption Agreement by and between G&L Realty Partnership, L.P. and
          445 Bedford, LLC, dated as of June 27, 1996

 10.34(8) Property Contribution Agreement by and between G&L Realty
          Partnership, L.P. as Purchaser and 445 Bedford, LLC as Seller, dated as of June 28, 1996

 10.35(8) Deed of Trust, Assignment of Rents, Security Agreement and Fixture
          Filing between 445 Bedford, LLC and G&L Realty Partnership, L.P. as tenants in common ("Trustor"), Chicago Title Company ("Trustee"), and
          Tokai Bank of California ("Beneficiary"), made to be effective on June 12, 1996

 10.36(9) Agreement of Purchase and Sale by and between Loan Asset Structured
          Trust I, a Delaware trust ("Seller") and G&L Medical Partnership,
          L.P., a Delaware limited partnership ("Buyer"), dated August 29, 1996

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
 10.37(9)  Grant Deed in which Loan Asset Structured Trust I, a Delaware trust
           ("Grantor"), grants certain real property to G&L Medical
           Partnership, L.P., a Delaware limited partnership ("Grantee"), recorded August 30, 1996

 10.38(10) Limited Liability Company Agreement by and between G&L Realty
           Partnership, L.P., a Delaware limited partnership, and Property
           Acquisition Trust I, a Delaware business trust, for the purpose of creating a limited liability company to be named GLN Capital Co., LLC, dated as of November 25, 1996

 10.39(10) Limited Liability Company Agreement by and between G&L Realty
           Partnership, L.P., a Delaware limited partnership, and PHP
           Healthcare Corporation, a Delaware corporation, for the purpose of creating a limited liability company to be named GL/PHP, LLC, dated as of February 26, 1997

 10.40(10) First Amendment To Limited Liability Company Agreement entered into as of March 31, 1997 by and between G&L Realty Partnership, L.P., a
           Delaware limited partnership, and Property Acquisition Trust I, a
           Delaware business trust, for the purpose of amending that certain
           Limited Liability Company Agreement of GLN Capital Co., LLC dated as of November 25, 1996

 10.41(10) Bond Purchase Agreement dated as of March 31, 1997 by and between
           GLN Capital Co., LLC (as Buyer) and G&L Realty Partnership, L.P. (as
           Seller)

 10.42(11) Option Agreement, dated February 28, 1997, by and among G&L Realty
           Partnership, L.P., GLN Capital Co., LLC and PHP Healthcare
           Corporation

 10.43(12) First Amendment To Revolving Loan Agreement by and between G&L
           Realty Partnership, L.P., a Delaware limited partnership
           ("Borrower") and Tokai Bank of California, a California banking corporation ("Lender"), dated as of May 7, 1997.

 10.44(13) Loan and Security Agreement by GLN Capital Co., LLC, a Delaware limited liability company, and G&L Realty Partnership, L.P., a Delaware limited partnership, dated as of June 1, 1997.

 10.45(14) First Amendment to GL/PHP, LLC Limited Liability Company Agreement by and among G&L Realty Partnership, L.P., a Delaware limited partnership (the "Retiring Manager"), G&L Realty Partnership, L.P., a Delaware limited partnership ("G&L Member"), and G&L Management
           Delaware Corp., a Delaware corporation ("Manager Member"), made as of August 15, 1997.

 10.46(14) Lease Agreement between GL/PHP, a Delaware limited liability company
           (the "Landlord") and Pinnacle Health Enterprises, LLC, a Delaware limited liability company wholly owned by PHP Healthcare
           Corporation, a Delaware corporation (the "Tenant"), dated August 15,
           1997.

 10.47(14) Guaranty of Lease by PHP Healthcare Corporation, a Delaware corporation (the "Guarantor"), dated February 15, 1997.

 10.48(14) Non-Negotiable 8.5% Note Due July 31, 2007 in which G&L Realty
           Partnership, L.P., a Delaware limited partnership (the "Maker"), promises to pay to PHP Healthcare Corporation (the "Payee") the principal sum of $2,000,000.00, dated August 15, 1997.

 10.49(14) Mortgage Note in which GL/PHP, LLC a Delaware limited liablity company (the "Maker") promises to pay to the order of Nomura Asset
           Capital Corporation, a Delaware corporation, the principal sum of $16,000,000.00, dated August 15, 1997.

 10.50(14) Mortgage, Assignment of Leases and Rents and Security Agreement by
           GL/PHP, LLC a Delaware limited liability company (the "Mortgagor") to Nomura Asset Capital Corporation, a Delaware corporation (the
           "Mortgagee"), dated August 15, 1997.

 10.51(14) Assignment of Leases and Rents by GL/PHP, LLC a Delaware limited liability company (the "Assignor") to Nomura Asset Capital
           Corporation, a Delaware corporation (the "Assignee"), dated August
           15, 1997.

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
 10.52(14) Environmental and Hazardous Substance Indemnification Agreement by
           GL/PHP, LLC a Delaware limited liability company (the "Borrower") to
           Nomura Asset Capital Corporation, a Delaware corporation (the
           "Lender"), dated August 15, 1997.

 10.53(16) Purchase and Sale Agreement, dated October 1, 1997, by and between
           Hampden Nursing Homes, Inc. and G&L Senior Care, LLC.

 10.54(16) Lease and Agreement, dated October 1, 1997, by and between G&L
           Hampden, LLC and Hampden Holding Group, Inc.

 10.55(16) Loan Commitment, dated October 23, 1997, by and between G&L Realty
           Partnership, L.P. and Iatros Health Network, Inc.

 10.56(16) Lease and Agreement, dated October 1, 1997, by and between G&L
           Hampden, LLC and Hampden Nursing Homes, Inc.

 10.57(16) Guaranty of Lease, dated October 1, 1997, by Iatros Health Network,
           Inc.

 10.58(16) Limited Liability Company Agreement of G&L Hampden, LLC.

 10.59(16) Loan Agreement by and between Nomura Asset Capital Corporation and
           G&L Hampden, LLC.

 10.60(16) Promissory Note in the amount of $6,000,000.00 given by G&L Hampden, LLC in favor of Nomura Asset Capital Corporation.

 10.61(16) Form of Mortgage, Assignment of Rents, Security Agreement and
           Fixture Filing for each of the 3 Hampden Properties.

 10.62(17) Operating Agreement of AV Medical Associates, LLC, dated as of
           September 25, 1997.

 10.63(17) Real Estate Lease by and between AV Medical Associates, LLC and Hoag
           Memorial Hospital Presbyterian.

 10.64(17) Assignment of Purchase Agreement and Development Management
           Agreement by and between G&L Realty Partnership, L.P., Centrium
           Associates LLC and M&Z Aliso Associates, LLC.

 10.65(17) Amended and Restated Promissory Note in the Amount of $1,934,325.00 given by Hearthside Skilled Nursing Facility, LLC in favor of G&L
           Realty Partnership, L.P.

 10.66(17) Amended and Restated Deed of Trust, Security Agreement, Fixture
           Filing with Assignment of Rents and Agreements, dated as of September 29, 1997, by and between Hearthside Skilled Nursing
           Facility, LLC and G&L Realty Partnership, L.P.

 10.67(17) Amended and Restated Assignment of Leases and Rents, dated as of September 29, 1997, by and between Hearthside Skilled Nursing
           Facility, LLC and G&L Realty Partnership, L.P.

 10.68(17) Promissory Note in the Amount of $2,799,490.00 given by Valley
           Convalescent, LLC in favor of G&L Realty Partnership, L.P.

 10.69(17) Deed of Trust, Security Agreement, Fixture Filing with Assignment of
           Rents and Agreements, dated as of August 29, 1997, by and between Valley Convalescent, LLC and G&L Realty Partnership, L.P.

 10.70(17) Assignment of Leases and Rents, dated as of August 29, 1997, by and between Valley Convalescent, LLC and G&L Realty Partnership, L.P.

 10.71(17) Promissory Note in the amount of $870,000.00 given by Burley Skilled
           Nursing Facility, LLC in favor of G&L Realty Partnership, L.P.

 10.72(17) Deed of Trust, Security Agreement, Fixture Filing with Assignment of
           Rents and Agreements, dated as of September 29, 1997, by and between Burley Skilled Nursing Facility, LLC and G&L Realty Partnership,
           L.P.

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
 10.73(17) Assignment of Leases and Rents, dated as of September 29, 1997, by and between Burley Skilled Nursing Facility, LLC and G&L Realty
           Partnership, L.P.

 10.74(17) Promissory Note in the amount of $115,272.00 given by Valley Living
           Center, LLC in favor of G&L Realty Partnership, L.P.

 10.75(17) Deed of Trust, Security Agreement, Fixture Filing with Assignment of
           Rents and Agreements, dated as of September 29, 1997, by and between Valley Living Center, LLC and G&L Realty Partnership, L.P.

 10.76(17) Assignment of Leases and Rents, dated as of September 29, 1997, by and between Valley Living Center, LLC and G&L Realty Partnership,
           L.P.

 12        Computation of ratio of earnings to fixed charges

 21(5)     List of subsidiaries

 23.1 Consent of Piper & Marbury L.L.P. (included in their opinion filed as Exhibit 5.1)

 23.2 Consent of Gibson, Dunn & Crutcher LLP (included in their opinion filed as Exhibit 8.1)

 23.3 Consent of Deloitte & Touche LLP, independent public accountants of the Company

 23.4      Consent of Asher & Co. Ltd., independent public accountants of
           Iatros

 24        Power of Attorney (included on pages II-7 and II-8 on the Company's
           Registration Statement
           on Form S-11, filed October 27, 1997)

 27(15)    Financial Data Schedule

--------

 (1) Filed as an exhibit to the Company's Registration Statement on Form S-11 and amendments thereto (File No. 33-68984) and incorporated herein by reference.
 (2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.
 (3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
 (4) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference.
 (5) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
 (6) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and incorporated herein by reference.
 (7) Filed as an exhibit to the Company's Form 8-K dated May 24, 1996 and incorporated herein by reference.
 (8) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.
 (9) Filed as an exhibit to the Company's Form 8-K dated August 30, 1996 and incorporated herein by reference.
(10) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.
(11) Filed as an exhibit to the Company's Registration Statement on Form S-11 and amendments thereto (File No. 333-24911) and incorporated herein by reference.
(12) Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.
(13) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.
(14) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of August 15, 1997) and incorporated herein by reference.
(15) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q/A (filed as of October 14, 1997) for the quarter ended June 30, 1997 and incorporated herein by reference.
(16) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of October 28, 1997) and incorporated herein by reference.
(17) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of November 5, 1997) for the quarter ended September 30, 1997 and incorporated herein by reference.

ITEM 36. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matters have been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 11th day of November, 1997.

                                          G & L REALTY CORP.

                                          By:    /s/ Steven D. Lebowitz
                                            -----------------------------------
                                                    Steven D. Lebowitz
                                               President, Co-Chairman of the
                                                    Board and Director

                               POWER OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                        TITLE                   DATE

                *                  Chief Executive Officer,    November 11, 1997
_________________________________   Co-Chairman of the
       DANIEL M. GOTTLIEB           Board and Director
                                    (Principal Executive
                                    Officer)

    /s/ Steven D. Lebowitz         President, Co-Chairman      November 11, 1997
_________________________________   of the Board and
       STEVEN D. LEBOWITZ           Director

                *                  Chief Accounting            November 11, 1997
_________________________________   Officer, Treasurer and
        QUENTIN THOMPSON            Secretary (Principal
                                    Financial and
                                    Accounting Officer)

                *                  Director                    November 11, 1997
_________________________________
        RICHARD L. LESHER

            SIGNATURE                        TITLE                   DATE

                *                  Director                    November 11, 1997
_________________________________
       LESLIE D. MICHELSON

                *                  Director                    November 11, 1997
_________________________________
         REESE L. MILNER

                *                  Director                    November 11, 1997
_________________________________
        CHARLES P. REILLY

*By: /s/ Steven D. Lebowitz        Director                    November 11, 1997
_________________________________
    STEVEN D. LEBOWITZ AS
       ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
  1       Form of Underwriting Agreement

  3.1(1)  Articles of Amendment and Restatement of the Charter of G&L Realty
          Corp.

  3.2(3)  Amended and Restated Bylaws of G&L Realty Corp.

  4.1(11) Form of Articles Supplementary relating to the Series A Preferred
          Stock

  4.2(11) Form of certificate of Series A Preferred Stock

  4.3     Form of Articles Supplementary relating to the Series B Preferred
          Stock

  4.4     Form of certificate of Series B Preferred Stock

  5.1     Opinion of Piper & Marbury L.L.P. as to the legality of the Offering.

  8.1 Opinion of Gibson, Dunn & Crutcher LLP as to Federal income tax consequences of the Offering

 10.1(2)  Executive Employment Agreement between G&L Realty Corp. and Daniel M.
          Gottlieb

 10.2(2)  Executive Employment Agreement between G&L Realty Corp. and Steven D.
          Lebowitz

 10.3(2)  Agreement of Limited Partnership of G&L Realty Partnership, L.P.

 10.4(1)  1993 Stock Incentive Plan

 10.5(1) Form of Indemnity Agreement between G&L Realty Corp. and directors and certain officers

 10.6(1)  Option Agreement for Purchase and Sale of 4955 Van Nuys Boulevard
          ("Sherman Oaks Medical Plaza") by and between G&L Development and
          Arthur Gilbert, as Trustee of the Arthur Gilbert and Rosalinde
          Gilbert 1982 Trust, dated as of October 29, 1993

 10.7(2)  Option Notice with respect to Sherman Oaks Medical Plaza

 10.8(1)  Agreement for Purchase and Sale of Limited Partnership Interests (435
          North Roxbury Drive, Ltd.) between the Selling Partner (as defined therein) and G&L Development, dated as of October 29, 1993

 10.9(1) Agreement for Transfer of Partnership Interests and Other Assets by and between G&L Realty Corp. and Reese Milner, Helen Milner and
          Milner Development Corp., dated as of October 29, 1993

 10.10(1) Nomura Commitment Letter with respect to the Acquisition Facility

 10.11(3) Amended and Restated Mortgage Loan Agreement dated as of January 11,
          1995 among G&L Financing Partnership, L.P., Nomura Asset Capital
          Corporation and Bankers Trust Company of New York

 10.12(1) Office Building Lease I between 405 North Bedford Drive, Ltd. and
          Saint John's Hospital and Health Center dated October 12, 1987

 10.13(1) Office Building Lease II between 405 North Bedford Drive, Ltd. and
          Saint John's Hospital and Health Center dated as of October 12, 1987

 10.14(1) Office Building Lease III between 405 North Bedford Drive, Ltd. and
          Saint John's Hospital and Health Center dated as of December 1, 1987

 10.15(1) Investment Banking and Financial Advisory Agreement between G&L
          Development and Gruntal & Co., Incorporated

 10.16(1) Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D. Lebowitz and Milner Investment
          Corporation

 10.17(2) Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner II

 10.18(2) Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner II

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
 10.19(2) Security Agreement dated as of December 16, 1993 by and between
          Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner II, Helen
          Milner, and John Milner, as Trustees of the Milner Trust

 10.20(2) Security Agreement dated as of December 16, 1993 by and between Daniel M. Gottlieb, Steven D. Lebowitz and Reese L. Milner II

 10.21(4) Amended and Restated Mortgage Loan Agreement by and between G&L
          Realty Financing Partnership II, L.P., as Borrower, and Nomura Asset
          Capital Corporation, as Lender, dated as of October 31, 1995

 10.22(4) Revolving Loan Agreement by and between G&L Realty Partnership, L.P.
          and Tokai Bank of California dated as of August 11, 1995

 10.23(4) Property Management Agreement between G&L Realty Financing
          Partnership II, L.P., as owner, and G&L Realty Partnership, L.P., as agent, made August 10, 1995

 10.24(5) Commitment Letter between G&L Realty Partnership, L.P. and Nomura
          Asset Capital Corporation, dated as of September 29, 1995

 10.25(5) Loan and Security Agreement between G&L Realty Partnership, L.P. and
          GMAC Commercial Mortgage Corporation, dated as of December 5, 1995

 10.26(5) Note in the amount of $14,000,000 executed by G&L Realty Partnership, L.P. in favor of GMAC Commercial Mortgage Corporation, dated as of December 5, 1995

 10.27(5) Notification and Consent Agreement among G&L Realty Partnership,
          L.P., GMAC Commercial Mortgage Corporation, and Nomura International
          Trust Company, dated as of December 5, 1995

 10.28(5) Assignment of Bond executed by G&L Realty Partnership, L.P., in favor of GMAC Commercial Mortgage Corporation

 10.27(6) Agreement of Purchase and Sale of Membership Interest dated April 26,
          1996, between Milner Investment Corporation and G&L Realty
          Partnership, L.P.

 10.28(7) Agreement for Deed in Lieu of Foreclosure by and among G&L Realty
          Partnership, L.P., a Delaware Limited Partnership, and Loan Asset
          Structured Trust I, a Delaware trust, dated as of May 24, 1996

 10.29(7) Property Management Agreement by and between Loan Asset Structured
          Trust I, a Delaware trust, and G&L Realty Partnership, L.P., a
          Delaware Limited Partnership, dated as of May 24, 1996

 10.30(8) Mortgage Loan Agreement dated as of May 24, 1996 by and between G&L
          Medical Partnership, L.P. as Borrower and Nomura Asset Capital
          Corporation as Lender

 10.31(8) Agreement of Purchase and Sale of Membership Interest dated April 26,
          1996 by and between Milner Investment Corporation as Seller and G&L
          Realty Partnership, L.P. as Buyer

 10.32(8) Letter of Agreement regarding purchase of Tustin Hospital to 445
          North Bedford Drive, LLC from G&L Realty Partnership, L.P., dated
          June 12, 1996

 10.33(8) Redemption Agreement by and between G&L Realty Partnership, L.P. and
          445 Bedford, LLC, dated as of June 27, 1996

 10.34(8) Property Contribution Agreement by and between G&L Realty
          Partnership, L.P. as Purchaser and 445 Bedford, LLC as Seller, dated as of June 28, 1996

 10.35(8) Deed of Trust, Assignment of Rents, Security Agreement and Fixture
          Filing between 445 Bedford, LLC and G&L Realty Partnership, L.P. as tenants in common ("Trustor"), Chicago Title Company ("Trustee"), and
          Tokai Bank of California ("Beneficiary"), made to be effective on June 12, 1996

 10.36(9) Agreement of Purchase and Sale by and between Loan Asset Structured
          Trust I, a Delaware trust ("Seller") and G&L Medical Partnership,
          L.P., a Delaware limited partnership ("Buyer"), dated August 29, 1996

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
 10.37(9)  Grant Deed in which Loan Asset Structured Trust I, a Delaware trust
           ("Grantor"), grants certain real property to G&L Medical
           Partnership, L.P., a Delaware limited partnership ("Grantee"), recorded August 30, 1996

 10.38(10) Limited Liability Company Agreement by and between G&L Realty
           Partnership, L.P., a Delaware limited partnership, and Property
           Acquisition Trust I, a Delaware business trust, for the purpose of creating a limited liability company to be named GLN Capital Co., LLC, dated as of November 25, 1996

 10.39(10) Limited Liability Company Agreement by and between G&L Realty
           Partnership, L.P., a Delaware limited partnership, and PHP
           Healthcare Corporation, a Delaware corporation, for the purpose of creating a limited liability company to be named GL/PHP, LLC, dated as of February 26, 1997

 10.40(10) First Amendment To Limited Liability Company Agreement entered into as of March 31, 1997 by and between G&L Realty Partnership, L.P., a
           Delaware limited partnership, and Property Acquisition Trust I, a
           Delaware business trust, for the purpose of amending that certain
           Limited Liability Company Agreement of GLN Capital Co., LLC dated as of November 25, 1996

 10.41(10) Bond Purchase Agreement dated as of March 31, 1997 by and between
           GLN Capital Co., LLC (as Buyer) and G&L Realty Partnership, L.P. (as
           Seller)

 10.42(11) Option Agreement, dated as of February 28, 1997, by and among G&L
           Realty Partnership, L.P., GLN Capital Co., LLC and PHP Healthcare
           Corporation

 10.43(12) First Amendment To Revolving Loan Agreement by and between G&L
           Realty Partnership, L.P., a Delaware limited partnership
           ("Borrower") and Tokai Bank of California, a California banking corporation ("Lender"), dated as of May 7, 1997.

 10.44(13) Loan and Security Agreement by GLN Capital Co., LLC, a Delaware limited liability company, and G&L Realty Partnership, L.P., a Delaware limited partnership, dated as of June 1, 1997.

 10.45(14) First Amendment to GL/PHP, LLC Limited Liability Company Agreement by and among G&L Realty Partnership, L.P., a Delaware limited partnership (the "Retiring Manager"), G&L Realty Partnership, L.P., a Delaware limited partnership ("G&L Member"), and G&L Management
           Delaware Corp., a Delaware corporation ("Manager Member"), made as of August 15, 1997.

 10.46(14) Lease Agreement between GL/PHP, a Delaware limited liability company
           (the "Landlord") and Pinnacle Health Enterprises, LLC, a Delaware limited liability company wholly owned by PHP Healthcare
           Corporation, a Delaware corporation (the "Tenant"), dated August 15,
           1997.

 10.47(14) Guaranty of Lease by PHP Healthcare Corporation, a Delaware corporation (the "Guarantor"), dated February 15, 1997.

 10.48(14) Non-Negotiable 8.5% Note Due July 31, 2007 in which G&L Realty
           Partnership, L.P., a Delaware limited partnership (the "Maker"), promises to pay to PHP Healthcare Corporation (the "Payee") the principal sum of $2,000,000.00, dated August 15, 1997.

 10.49(14) Mortgage Note in which GL/PHP, LLC a Delaware limited liability company (the "Maker") promises to pay to the order of Nomura Asset
           Capital Corporation, a Delaware corporation, the principal sum of $16,000,000.00, dated August 15, 1997.

 10.50(14) Mortgage, Assignment of Leases and Rents and Security Agreement by
           GL/PHP, LLC a Delaware limited liability company (the "Mortgagor") to Nomura Asset Capital Corporation, a Delaware corporation (the
           "Mortgagee"), dated August 15, 1997.

 10.51(14) Assignment of Leases and Rents by GL/PHP, LLC a Delaware limited liability company (the "Assignor") to Nomura Asset Capital
           Corporation, a Delaware corporation (the "Assignee"), dated August
           15, 1997.

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
 10.52(14) Environmental and Hazardous Substance Indemnification Agreement by
           GL/PHP, LLC a Delaware limited liability company (the "Borrower") to
           Nomura Asset Capital Corporation, a Delaware corporation (the
           "Lender"), dated August 15, 1997.

 10.53(16) Purchase and Sale Agreement, dated October 1, 1997, by and between
           Hampden Nursing Homes, Inc. and G&L Senior Care, LLC.

 10.54(16) Lease and Agreement, dated October 1, 1997, by and between G&L
           Hampden, LLC and Hampden Holding Group, Inc.

 10.55(16) Loan Commitment, dated October 23, 1997, by and between G&L Realty
           Partnership, L.P. and Iatros Health Network, Inc.

 10.56(16) Lease and Agreement, dated October 1, 1997, by and between G&L
           Hampden, LLC and Hampden Nursing Homes, Inc.

 10.57(16) Guaranty of Lease, dated October 1, 1997, by Iatros Health Network,
           Inc.

 10.58(16) Limited Liability Company Agreement of G&L Hampden, LLC.

 10.59(16) Loan Agreement by and between Nomura Asset Capital Corporation and
           G&L Hampden, LLC.

 10.60(16) Promissory Note in the amount of $6,000,000.00 given by G&L Hampden, LLC in favor of Nomura Asset Capital Corporation.

 10.61(16) Form of Mortgage, Assignment of Rents, Security Agreement and
           Fixture Filing for each of the 3 Hampden Properties.

 10.62(17) Operating Agreement of AV Medical Associates, LLC, dated as of
           September 25, 1997.

 10.63(17) Real Estate Lease by and between AV Medical Associates, LLC and Hoag
           Memorial Hospital Presbyterian.

 10.64(17) Assignment of Purchase Agreement and Development Management
           Agreement by and between G&L Realty Partnership, L.P., Centrium
           Associates LLC and M&Z Aliso Associates, LLC.

 10.65(17) Amended and Restated Promissory Note in the Amount of $1,934,325.00 given by Hearthside Skilled Nursing Facility, LLC in favor of G&L
           Realty Partnership, L.P.

 10.66(17) Amended and Restated Deed of Trust, Security Agreement, Fixture
           Filing with Assignment of Rents and Agreements, dated as of September 29, 1997, by and between Hearthside Skilled Nursing
           Facility, LLC and G&L Realty Partnership, L.P.

 10.67(17) Amended and Restated Assignment of Leases and Rents, dated as of September 29, 1997, by and between Hearthside Skilled Nursing
           Facility, LLC and G&L Realty Partnership, L.P.

 10.68(17) Promissory Note in the Amount of $2,799,490.00 given by Valley
           Convalescent, LLC in favor of G&L Realty Partnership, L.P.

 10.69(17) Deed of Trust, Security Agreement, Fixture Filing with Assignment of
           Rents and Agreements, dated as of August 29, 1997, by and between Valley Convalescent, LLC and G&L Realty Partnership, L.P.

 10.70(17) Assignment of Leases and Rents, dated as of August 29, 1997, by and between Valley Convalescent, LLC and G&L Realty Partnership, L.P.

 10.71(17) Promissory Note in the amount of $870,000.00 given by Burley Skilled
           Nursing Facility, LLC in favor of G&L Realty Partnership, L.P.

 10.72(17) Deed of Trust, Security Agreement, Fixture Filing with Assignment of
           Rents and Agreements, dated as of September 29, 1997, by and between Burley Skilled Nursing Facility, LLC and G&L Realty Partnership,
           L.P.

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
 10.73(17) Assignment of Leases and Rents, dated as of September 29, 1997, by and between Burley Skilled Nursing Facility, LLC and G&L Realty
           Partnership, L.P.

 10.74(17) Promissory Note in the amount of $115,272.00 given by Valley Living
           Center, LLC in favor of G&L Realty Partnership, L.P.

 10.75(17) Deed of Trust, Security Agreement, Fixture Filing with Assignment of
           Rents and Agreements, dated as of September 29, 1997, by and between Valley Living Center, LLC and G&L Realty Partnership, L.P.

 10.76(17) Assignment of Leases and Rents, dated as of September 29, 1997, by and between Valley Living Center, LLC and G&L Realty Partnership,
           L.P.

 12        Computation of ratio of earnings to fixed charges

 21(5)     List of subsidiaries

 23.1 Consent of Piper & Marbury L.L.P. (included in their opinion filed as Exhibit 5.1)

 23.2 Consent of Gibson, Dunn & Crutcher LLP (included in their opinion filed as Exhibit 8.1)

 23.3 Consent of Deloitte & Touche LLP, independent public accountants to the Company

 23.4      Consent of Asher & Co. Ltd., independent public accountants of
           Iatros

 24        Power of Attorney (included on pages II-7 and II-8 on the Company's
           Registration Statement
           on Form S-11, filed October 27, 1997)

 27(13)    Financial Data Schedule

--------

 (1) Filed as an exhibit to the Company's Registration Statement on Form S-11 and amendments thereto (File No. 33-68984) and incorporated herein by reference.
 (2) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.
 (3) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
 (4) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and incorporated herein by reference.
 (5) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.
 (6) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and incorporated herein by reference.
 (7) Filed as an exhibit to the Company's Form 8-K dated May 24, 1996 and incorporated herein by reference.
 (8) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 and incorporated herein by reference.
 (9) Filed as an exhibit to the Company's Form 8-K dated August 30, 1996 and incorporated herein by reference.
(10) Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.
(11) Filed as an exhibit to the Company's Registration Statement on Form S-11 and amendments thereto (File No. 333-24911) and incorporated herein by reference.
(12) Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference.
(13) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.
(14) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of August 15, 1997) and incorporated herein by reference.
(15) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q/A (filed as of October 14, 1997) for the quarter ended June 30, 1997 and incorporated herein by reference.
(16) Filed as an exhibit to the Company's Current Report on Form 8-K (filed as of October 28, 1997) and incorporated herein by reference.
(17) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q (filed as of November 5, 1997) for the quarter ended September 30, 1997 and incorporated herein by reference.